Exhibit 5

Thomas L. Seifert, P.C.
405 Park Avenue, Suite 1202
New York, NY 10022

August 16, 2004

Board of Directors
Moscow CableCom Corp.
405 Park Avenue, Suite 1202
New York, NY 10022

Re:       Registration Statement on Form S-8 Relating to Shares of Common Stock of Moscow CableCom Corp. Issuable under its 2003 Stock Option Plan

Ladies and Gentlemen:

            As counsel for Moscow CableCom Corp., a Delaware corporation (the "Company"), I am furnishing you with this opinion in connection with the issuance of a maximum of Six Hundred Seventy Thousand (670,000) shares of Common Stock of the Company (the "Shares") pursuant to the above-referenced Plan (the "Plan"), to which the above-referenced Registration Statement relates.

            As counsel to the Company, I have examined the Registration Statement and such other documents as I have deemed necessary or appropriate in order to express the opinion set forth below.  In connection with my opinion hereinafter given, I have examined and relied upon originals, or copies, certified or otherwise, identified to my satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives, and such other documents as I have deemed relevant and necessary as a basis for such opinion.  In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the original documents of documents submitted to me as copies.

            Based upon the foregoing, I am of the opinion that the Shares, when issued as contemplated by the Plan and the Registration Statement, will be duly authorized and legally issued, fully paid and non-assessable.

            I hereby consent to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                                                        Very truly yours,

                                                                        /s/ Thomas L. Seifert, P.C.